Project Mythology

Presentation to the Board of Directors
November 18, 2001

CONFIDENTIAL
------------

Preliminary Draft                                     Credit Suisee/First Boston
                                                      Page 1

Table of Contents

 .     Overview of the Situation

 .     Summary of Transaction Terms
 .
 .     Current PC Market Environment

 .     Perspectives on Eros
       .     Trading Performance
       .     Shareholdings Analysis
       .     Financial Performance

 .     Preliminary Valuation Analysis
       .     Comparable Companies Analysis
       .     Precedent Transactions Analysis
       .     Discounted Cash Flow Analysis
       .     Premiums Paid Analysis
       .     Liquidation Analysis
       .     Cash Distribution Alternative

 .     Appendix
       .     Indicative Weighted Average Cost of Capital Analysis

1.


Overview of the Situation

Background to the Situation

 . Formed as a Joint Venture between TriGem Computer, Inc. and Korea Data Systems in September 1998

  . Focused on providing quality, low-priced (sub-$899) PCs to domestic consumers through the retail channel
  . Eros was founded on the "outsource" business concept with all manufacturing
    (TriGem currently manufactures the Company's computers), customer service, and technical support provided by third parties
  . Established position as the 3rd largest PC vendor in North America

  . TriGem and KDS are currently the largest shareholders, each with ~20% stakes

 . Eros IPO in March of 2000 pricing 20MM shares at $9.00 per share

  . From its high of $8.75 per share in May 2000, the stock traded as low as $0.16 per share in April 2001

  . Eros was delisted from the Nasdaq in May 2001 and currently trades at $0.51 on the OTC Bulletin Board

 . In May 2001, Eros publicly announced that it had retained Credit Suisse First
  Boston to review strategic alternatives, including a sale of the Company

  . Credit Suisse First Boston contacted over 55 strategic and financial buyers to assess their level of interest in an acquisition of Eros

  . One party (the "Other Interested Party") demonstrated the highest level of interest and submitted a $125MM offer for the Company in August; however, this offer was deemed unacceptable at that time by the Eros Advisory Committee, and Eros decided to focus on improving its internal operations as an independent company

  . The Company put on hold the process of actively seeking a buyer for Eros and terminated Credit Suisse First Boston's engagement on September 17, 2001

Current Situation

 . On October 30, 2001, Eros received an unsolicited proposal letter from Europa, an acquisition vehicle formed by John Hui (a director of the Company and the primary shareholder of Europa), the major terms of which included:
   . Cash tender offer for 100% of Eros equity valued at $0.78 per share or an implied equity purchase price of $117.8MM
   . UBS to provide financing based on guaranteed cash balance and solvency opinion
   . An executed support agreement with idealab! (collectively representing approximately 55% of outstanding shares) for the proposed transaction

 . On November 1, 2001, Eros re-engaged Credit Suisse First Boston to represent the Company
   . Credit Suisse First Boston contacted several parties that had previously demonstrated the greatest level of interest in an acquisition of the Company, including the Other Interested Party making the earlier $125MM offer
   . Since being contacted, only the Other Interested Party has demonstrated an interest in pursuing the opportunity in the required timeframe

 . On November 9, 2001, Europa filed a 13D as a result of its becoming the beneficial owner of idealab!'s 9% stake in the Company through the aforementioned support agreement. The 13D filing disclosed, among other things, the proposal letter and the support agreement between Europa and idealab!

 . Also on November 9, 2001, in response to Europa's 13D filing, Eros issued a press release acknowledging the receipt of the Europa proposal letter and the retention of Credit Suisse First Boston to review Europa's proposal as well as other strategic alternatives

 . On November 11, 2001, the Other Interested Party submitted a non-binding letter of intent which proposed a cash merger valued at an equity purchase price of $150MM (fully-converted)

 . Subsequent to Europa and its financing sources conducting due diligence during the week of November 12, 2001, Europa submitted a revised offer for Eros valued at $1.00 per share or an implied equity purchase price of $151.7MM (fully-diluted)

 . On November 18, 2001, both parties submitted revised offers for the Company
   . Europa proposed a cash tender offer valued at $1.06 per share or an implied equity purchase price of $161.0MM (fully-diluted)
   . The Other Interested Party proposed a cash merger valued at an equity purchase price of $155.0MM (fully-converted) or an implied fully-diluted value of $152.6MM or $1.01 per share

2.

Summary of Transaction Terms

Overview of Financial Terms of the Offers

($MM, except per share amounts)

-------------------------------------------------------------------------------------------------------------
                                                                                     Other
                                                                                Interested
                                                             Current/(1)/            Party         Europa
                                                            ------------------------------------------------
Share / Offer Price                                           $     0.51       $      1.01      $       1.06
Primary Shares Outstanding/(2)/                                    145.5             145.5             145.5
                                                              ----------       -----------      ------------
Primary Equity Value                                          $     74.2       $     146.3      $      154.2
Shares + "In-the-$" Options Outstanding/(3)/                       154.1             154.1             154.1
                                                              ----------       -----------      ------------
FC Equity Value                                               $     78.6       $     155.0      $      163.4
Less: Option Proceeds                                               (2.4)             (2.4)             (2.4)
-------------------------------------------------------------------------------------------------------------
FD Equity Value                                               $     76.2       $     152.6      $      161.0
-------------------------------------------------------------------------------------------------------------
Plus: Debt/(4)/                                               $      0.3       $       0.3      $        0.3
Less: Cash/(4)/                                                   (192.9)           (192.9)           (192.9)
                                                              ----------       -----------      ------------
-------------------------------------------------------------------------------------------------------------
Implied Aggregate Value                                          ($116.4)           ($40.0)           ($31.6)
-------------------------------------------------------------------------------------------------------------

Premiums
--------
Current Market Stock Price                                           0.0%             97.2%            107.8%
Unaffected Stock Price (5)                                          18.6%            133.9%            146.5%
Prior 30 Days Stock Price                                          142.9%            378.9%            404.8%
Prior 60 Days Stock Price                                           85.5%            265.7%            285.5%
Prior 90 Days Stock Price                                          155.0%            402.9%            430.0%
-------------------------------------------------------------------------------------------------------------
(1)  Current market price as of November 16, 2001.
(2)  Based on Eros 10-Q for the quarter ended September 29, 2001.
(3)  Based on Eros Management information as of November 8, 2001.
(4)  Based on Eros Management information as of October 31, 2001.
(5)  Based on November 9, 2001 stock price of $0.43, the day prior to Europa 13D filing stating the intention to acquire Eros for $0.78 per share.

Both Offers Represent Significant Premia To Recent Trading Levels

January 2, 2001 to November 16, 2001





                                [Graphic Omitted]





                                [Graphic Omitted]

3.
Current PC Market Environment

Current Landscape of the U.S. PC Market Environment
 .  Several trends and dynamics characterize the current U.S. PC market
      . Weak economic conditions, exacerbated by consumer shock associated with the WTC attack, and the accompanying contraction in corporate IT budgets will extend desktop lifecycles
      . Unit volumes continue to decrease significantly, even in the face of near term catalysts including the release of Microsoft's Windows XP operating system
      . Average Selling Prices (ASPs) have declined significantly as PC vendors battle for market share (particularly in the wake of the HP-Compaq merger announcement) thereby squeezing margins
      .  While the U.S. PC market remains the largest in the world, its growth has stagnated with the market entering the maturity life-cycle stage
      .  Growth in other parts of the world, characterized by less penetration, appears stronger
      . The U.S. Desktop PC is the dominant product type, but it is growing at much slower rate than both Laptops and Servers, and has become the most commoditized product type, generally commanding the lowest ASPs
 .  The PC market has always been divided into two groups of vendors - (i) Tier
   One (scale) and (ii) Tier Two (sub-scale)
      . Tier One vendors are able to leverage their scale / buying power to decrease component costs, thus allowing them to achieve higher levels of profitability
      . In the U.S., Tier One vendors include Dell, Gateway, IBM (laptops only), HP and Compaq
      .  In the U.S., Tier Two vendors include Eros, PeoplePC, Acer, NEC and
         Sony
 .  As market growth stalls and ASPs continue to decline, those few vendors with stronger profitability infrastructures will survive
      . Under these market conditions, as demonstrated by the HWP/CPQ merger announcement, greater scale is required to compete
      . In the recent past, several large manufacturers have shut down or sold their operations due to continuing losses - e.g., NEC with Packard Bell's U.S. operations, Samsung with AST Research, Micron with Micron PC


 .  The PC industry has reached a period of secular decline
      . Pockets of opportunity remain within specific markets (laptops) and geographies (international)
      .  Upgrade cycles continue to expand from 18 - 36 months to 4/5 years
      . In 2001, global unit shipments are likely to decline for the first time in industry history

The U.S. PC Market Is Maturing...
Worldwide PC Unit Volumes Based on Geography

 .   The U.S. PC market is showing increasing signs of maturity and slower growth
    (consecutive years of single-digit growth from 1999 - 2001), especially when compared with the rest of the world




                                [Graphic Omitted]




Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and
        "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

 ... Combined with Increasing Pricing Pressure...
U.S. Desktop PC Unit Volumes and ASPs

 .   The U.S. PC market has been experiencing a consistent decline in ASP and unit volume has stalled in recent times




                                [Graphic Omitted]




Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and
        "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

 ... Is Shrinking the Market Opportunity for Eros
U.S. Desktop PC Revenue Market Size

 .   The U.S. PC market has been experiencing a consistent decline in the value of desktop PC shipments




                                [Graphic Omitted]




Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and
        "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

Differentiation Between Tier One and Tier Two PC Vendors in the U.S.




                                [Graphic Omitted]




Source: IDC report entitled "IDC's Quarterly PC Update: 2Q01 Review/3Q01
        Outlook" dated October 2001

4.
Perspectives on Eros

Eros Management Has Stabilized the Business in a Challenging Environment...

 .  Gross margins have recovered
     . By eliminating non-current inventory and focusing on BOM pricing more in line with the current environment, PC sales are now profitable at the gross margin level with operational breakeven reached in October

 .  The Eros brand name and reputation have strengthened
     . Settlement of the trademark infringement suit with Monster Cable
     . Revamping customer service through expansion of the Alorica relationship has led to early improvement in the Eros service reputation, previously among the poorest in the industry
     . Long-term strategic plan focused on leveraging the Eros model across additional products, channels, markets, and geographies
     . Shut down / exited money-losing ventures such as eKeys and branded ISP
       (Eros.net)

 .  Operations have significantly improved
     . Reduced operating expenses by $5MM in Q301 vs. Q300 by eliminating non-productive SG&A costs
     . Improved inventory planning cycle, supported by a focus on accurate monthly orders based on retailer sell-through reports, has led to higher inventory turns: 12x in Q301 vs. 6x in Q300
     . Focused on accounts receivable collection - 89% current
     . Strengthened cash balance from $113MM as of December 2000 to $193MM as of September 30, 2001

 .  Developed future initiatives
     . Increased focused on customer care and support
     . Establish second source of supply for boxes
     . Diversification into related products (e.g., computer peripherals) and sales channels (e.g., direct, international)

 ...But Many Business Challenges...

 .    Unit sales continue to decline sequentially in an intensely competitive market with constant pricing pressure

     . Dell announced on October 29 its intentions to apply its direct sale model to the low-end consumer PC market through the launch of the $599 SmartStep 100D
     . Eros does not have the volume or financial resources to compete on price with large players who are targeting the low-price segment

---------------------------------------------------------------------------------------------------
                                                         Hewlett
                           IBM      Compaq      DELL     Packard    Gateway     Average      Eros
---------------------------------------------------------------------------------------------------
Market Cap/(1)/         $205,554   $ 18,213   $ 72,513   $ 42,022   $  2,647    $ 68,190   $     76

Cash Balance               4,012      3,940      4,565      3,240        936       3,339        193

LTM Revenue               88,656     36,652     32,577     46,965      7,390      42,448        480

LTM Gross Margin %          37.2%      22.1%      18.7%      26.5%      14.3%       23.8%      -5.6%

LTM Operating Income      12,114        957      2,540      2,129     (1,210)      3,306        (86)

Employees                316,303     63,300     35,300     87,900     15,000     103,561        113
---------------------------------------------------------------------------------------------------

Source: Based on publicly filed documents.
(1) As of November 16, 2001.

 ... And Public Market Challenges Remain

 .   Challenging stock market environment and shareholders seeking near-term liquidity
     . Initial search for buyers and review of strategic alternatives failed to generate an acceptable liquidity alternative
     . Company continues to trade at a significant discount to cash value
     . Overhang from significant TriGem/KDS ownership and complexity of the relationships continues to create a large degree of uncertainty regarding Eros' future
     . Institutional investors have abandoned the stock
     . Company has been delisted from the Nasdaq SmallCap market
     . No analyst research coverage

 .   While Management has made significant strides in resolving a number of operational challenges, significant obstacles remain including a return to unit growth, an intensely competitive landscape, utilization of cash balance, liquidity and uncertainty in public markets

Tab A

Trading Performance

Historical Trading Performance

March 24, 2000 (Eros IPO) to November 16, 2001




                                [Graphic Omitted]




Source: FactSet

Recent Trading Performance

October 1, 2001 to November 16, 2001




                                [Graphic Omitted]




Source: FactSet

Eros Trading History

All Shares Traded Between January 2, 2001 and November 16, 2001




                                [Graphic Omitted]




Source: FactSet.

Indexed Historical Trading Performance

March 24, 2000 (Eros IPO) to November 16, 2001




                                [Graphic Omitted]




 .   Distributors and VARs index includes: Compucom Systems, Ingram Micro,
    Merisel, Pomeroy Computer Resources and Tech Data.
 .   PC Hardware index includes: Apple Computer, Compaq, Dell, Gateway,
    Hewlett-Packard, IBM and PeoplePC.

Perspective on Value Ascribed by Market

March 24, 2000 (Eros IPO) to November 16, 2001




                                [Graphic Omitted]




Source: FactSet and SEC filings.
(1) Current Net Cash amount of $192.6MM based on Management information for the period ended October 31, 2001.

Tab B
Shareholdings Analysis

Shareholdings Analysis

==========================================================================================================
                                            Institutions and Insiders
----------------------------------------------------------------------------------------------------------
                                    Primary/(2)/         % of
Holder                                    Shares      Primary    Options/(2)/        FC Total      % of FC
----------------------------------------------------------------------------------------------------------
Insiders
---------
TriGem America                        29,200,000        20.1%               0      29,200,000        18.7%
Korea Data Systems America            28,819,538        19.8%               0      28,819,538        18.5%
Bill Gross                            12,488,750         8.6%               0      12,488,750         8.0%
Stephen A. Dukker                      8,000,000         5.5%       2,227,897      10,227,897         6.6%
America Online                         7,832,079         5.4%       1,111,111       8,943,190         5.7%
Hong Soon Lee                          2,400,000         1.6%               0       2,400,000         1.5%
Jung Koh                               2,400,000         1.6%               0       2,400,000         1.5%
Lap Shun (John) Hui                    1,600,000         1.1%               0       1,600,000         1.0%
Donald S. La Vigne                       585,026         0.4%               0         585,026         0.4%
John Dickenson                                 0         0.0%         450,000         450,000         0.3%
James Weissenborn                         78,103         0.1%         258,107         336,210         0.2%
Michael Hong                              15,000         0.0%               0          15,000         0.0%
Nathan Morton                                  0         0.0%           4,000           4,000         0.0%
Others                                         0         0.0%       6,503,278       6,503,278         4.2%
----------------------------------------------------------------------------------------------------------
Total Insiders                        93,418,496        64.2%      10,554,393     103,972,889        66.6%
----------------------------------------------------------------------------------------------------------

Institutions
------------
Technology Crossover Mgmt III          2,872,757         2.0%               0       2,872,757         1.8%
Taunus Corporation                         9,400         0.0%               0           9,400         0.0%
Fleet Boston Corporation                   1,300         0.0%               0           1,300         0.0%
American Exp Financial Advr                  440         0.0%               0             440         0.0%
----------------------------------------------------------------------------------------------------------
Total Institutional Holdings           2,883,897         2.0%               0       2,883,897         1.8%
----------------------------------------------------------------------------------------------------------

==========================================================================================================
                                              Summary of Holdings
----------------------------------------------------------------------------------------------------------
                                    Primary/(3)/         % of
Holder                                    Shares      Primary    Options/(2)/        FC Total      % of FC
----------------------------------------------------------------------------------------------------------
Institutions                           2,883,897         2.0%               0       2,883,897         1.8%
Insiders                              93,418,496        64.2%      10,554,393     103,972,889        66.6%
Other Holders                         49,209,186        33.8%               0      49,209,186        31.5%
----------------------------------------------------------------------------------------------------------
Total Shares Outstanding             145,511,579       100.0%      10,554,393     156,065,972       100.0%
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Based on CDA Spectrum as of November 16, 2001.
(2) Based on Proxy Statement dated May 4, 2001.
(3) Based on 10-Q for the period ended September 29, 2001.

Tab C.
Financial Performance

Historical Units and Pricing
Eros and PC Units and ASP by Quarter




                                [Graphic Omitted]




Source: Management estimates.

Historical Revenue and Profitability

Eros Revenue and Margin by Quarter

                               [Graphic Omitted]

Source: SEC filings.

Historical and Projected Annual Financial Performance

Eros Management Case ($MM, except per share amounts)


     ===========================================================================
                                             Eros Yearly Financial Results
                                ------------------------------------------------
                                  Fiscal Year Ended December 30,
                                ----------------------------------
                                    2000A         2001E      2002E       LTM
     ---------------------------------------------------------------------------

     PC Units (000s)               1,566         1,169       1,470      1,059
        % Growth Y/Y                (9.5%)       (25.4%)      25.8%        --
     ---------------------------------------------------------------------------
     Total Revenue                $684.1        $537.2      $665.8     $480.2
        % Growth Y/Y               (16.0%)       (21.5%)      23.9%        --
     ---------------------------------------------------------------------------
     Gross Profit                  (21.1)         (3.5)       61.9      (27.0)
        % Margin                    (3.1%)        (0.6%)       9.3%      (5.6%)
     Operating Expenses             72.7          52.0        60.2       59.3
        % Margin                    10.6%          9.7%        9.0%      12.3%
     ---------------------------------------------------------------------------
     Operating Income              (93.8)        (55.4)        1.7      (86.2)
        % Margin                   (13.7%)       (10.3%)       0.3%     (18.0%)
     ---------------------------------------------------------------------------
     Net Income                    (83.4)        (47.3)        8.9      (78.2)
        % Margin                   (12.2%)        (8.8%)       1.3%     (16.3%)
     Average Shares                131.1         145.5       145.5      145.5
     EPS                          ($0.64)       ($0.33) $     0.06     ($0.54)
     ---------------------------------------------------------------------------

Note: Projections based on Management estimates as of November 13, 2001

Historical and Projected Quarterly Financial Performance

Eros Management Case ($MM, except per share amounts)

------------------------------------------------------------------------------------------------------------------------------------
                                                                Eros Quarterly Financial Results
                    ----------------------------------------------------------------------------------------------------------------
                                  FY2000A                               FY2001E                                FY2002E
                    -----------------------------------  --------------------------------------  -----------------------------------
                    Mar-00A  Jun-00A  Sep-00A  Dec-00A   Mar-01A   Jun-01A   Sep-01A   Dec-01E   Mar-02E   Jun-02E  Sep-02E  Dec-02E
PC Units (000s)        521      326      408      311       287       266       195        421       368      221      441      441
 % Growth Q/Q        (15.0%)  (37.4%)   25.2%   (23.8%)    (7.7%)    (7.3%)   (26.7%)    115.9%    (12.7%)  (40.0%)  100.0%     0.0%
 % Growth Y/Y         82.2%   (28.7%)    8.8%   (49.3%)   (44.9%)   (18.4%)   (52.2%)     35.3%     28.0%   (17.1%)  126.2%     4.8%
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue       $249.8   $124.5   $175.0   $134.8    $136.2    $115.9     $93.3     $191.9    $163.4   $104.4   $198.5   $199.5
 % Growth Q/Q        (18.6%)  (50.2%)   40.6%   (23.0%)     1.1%    (14.9%)   (19.5%)    105.6%    (14.8%)  (36.1%)   90.2%     0.5%
 % Growth Y/Y         81.8%   (41.8%)   12.3%   (56.1%)   (45.5%)    (6.9%)   (46.7%)     42.4%     20.0%   (10.0%)  112.8%     4.0%
------------------------------------------------------------------------------------------------------------------------------------
Gross Profit          14.5    (32.5)     7.5    (10.6)    (10.4)     (8.1)      2.1       12.9      15.8      9.3     18.5     18.4
 % Margin              5.8%   (26.1%)    4.3%    (7.9%)    (7.7%)    (7.0%)     2.3%       6.7%      9.7%     8.9%     9.3%     9.2%

Operating Expenses    15.8     18.9     16.8     21.2      14.0      12.0      12.1       13.9      15.0     12.3     16.4     16.4
 % Margin              6.3%    15.2%     9.6%    15.7%     10.3%     10.4%     12.9%       7.2%      9.2%    11.8%     8.3%     8.2%
------------------------------------------------------------------------------------------------------------------------------------
Operating Income      (1.3)   (51.4)    (9.3)   (31.8)    (24.4)    (20.1)     (9.9)      (1.0)      0.8     (3.0)     2.1      2.0
 % Margin             (0.5%)  (41.3%)   (5.3%)  (23.6%)   (17.9%)   (17.3%)   (10.6%)     (0.5%)     0.5%    (2.9%)    1.0%     1.0%
------------------------------------------------------------------------------------------------------------------------------------
Net Income             0.6    (47.5)    (6.1)   (30.4)    (22.1)    (17.8)     (8.0)       0.6       2.5     (1.2)     3.9      3.8
 % Margin              0.3%   (38.2%)   (3.5%)  (22.5%)   (16.2%)   (15.3%)    (8.6%)      0.3%      1.6%    (1.2%)    1.9%     1.9%

Average Shares        88.2    144.9    145.5    145.6     145.5     145.5     145.5      145.5     145.5    145.5    145.5    145.5

EPS                 $ 0.01   ($0.33)  ($0.04)  ($0.21)   ($0.15)   ($0.12)   ($0.05)    $ 0.00    $ 0.02   ($0.01)  $ 0.03   $ 0.03

Note: Projections based on Management estimates as of November 13, 2001.

Summary of Selected Balance Sheet Metrics Over Time


[Graphic Omitted]         [Graphic Omitted]


[Graphic Omitted]         [Graphic Omitted]

5.

Preliminary Valuation Analysis

Summary of Valuation Analysis

Other Interested
Party Offer
$152.6MM

Europa
Offer
$161.0MM

Comparable Company Analysis

Precedent Transactions Analysis                     [Graphic Omitted]

Discounted Cash Flow Analysis
     Eros Management Case

     Eros Sensitivity Case

Premiums Paid Analysis

Liquidation Analysis

Cash Distribution Alternative

Tab A

Comparable Companies Analysis

Comparable Company Analysis
($MM, except per share amounts)

---------------------------------------------------------------------------------------------------------------

                                               Trading Performance                      FD Capitalization
                                      ---------------------------------------        ------------------------
                                         Stock              Disc. / Prem.              Equity          Aggr.
                                         Price                 to LTM                  Market         Market
                                                       ----------------------
COMPANY (FYE)                         11/16/01           High            Low            Value          Value
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Eros (Dec.)                            $  0.51         -34.7%         226.4%         $     76       -$   116
---------------------------------------------------------------------------------------------------------------

PC Hardware
-----------
IBM (Dec.)                             $114.50          -4.3%          40.4%         $205,554       $230,350
Dell Computer (Jan.)                     26.60         -12.8%          60.0%           72,513         68,468
Hewlett-Packard (Oct.)                   21.50         -43.1%          48.3%           42,022         44,305
Compaq Computer (Dec.)                   10.30         -58.8%          34.5%           18,213         16,374
Apple Computer (Sep.)                    18.97         -28.7%          35.5%            6,794          2,775
Gateway (Dec.)                            8.17         -79.4%          75.7%            2,647          1,911
PeoplePC (Dec.)                           0.41         -82.7%         272.7%               49             72
---------------------------------------------------------------------------------------------------------------
Median                                                 -43.1%          48.3%
Mean                                                   -44.3%          81.0%
---------------------------------------------------------------------------------------------------------------

Distributors and VARs
---------------------
Tech Data (Jan.)                       $ 42.23          -8.8%          68.5%         $  2,387          3,169
Ingram Micro (Dec.)                      14.74         -10.6%          40.4%            2,239          2,521
Pomeroy Computer Resources (Dec.)        14.75         -18.6%          37.2%              189            284
Compucom Systems (Dec.)                   2.15         -42.7%         121.9%              104             18
Merisel (Dec.)                            2.52         -37.9%         149.6%               20            -21
---------------------------------------------------------------------------------------------------------------
Median                                                 -18.6%          68.5%
Mean                                                   -23.7%          83.5%
---------------------------------------------------------------------------------------------------------------

                                                                                            LT      LTM
                                     P/E Multiples       FD Aggr. Value / Revenue     Gr. Rate    Gross
                                    ---------------     --------------------------
COMPANY (FYE)                        CY01     CY02         LTM     CY01      CY02     (LTGR)     Margin
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Eros (Dec.)                            NM       8.3x        NM        NM       NM          NA     -5.6%
--------------------------------------------------------------------------------------------------------

PC Hardware
-----------
IBM (Dec.)                           26.3x     23.4x      2.60x     2.66x    2.48x      12.4%     37.2%
Dell Computer (Jan.)                 42.2      39.7       2.10      2.25     2.21       17.9%     18.7%
Hewlett-Packard (Oct.)               36.0      15.8       0.94      1.03     0.89       11.8%     26.5%
Compaq Computer (Dec.)              206.0      51.5       0.45      0.50     0.50       14.3%     22.1%
Apple Computer (Sep.)                33.9      75.9       0.52      0.48     0.48       13.2%     23.0%
Gateway (Dec.)                         NM        NM       0.26      0.30     0.37       13.1%     14.3%
PeoplePC (Dec.)                        NA        NA       0.41        NA       NA         NA       3.9%
---------------------------------------------------------------------------------------------------------
Median                               36.0x     39.7x      0.52x     0.76x    0.70x      13.2%     22.1%
Mean                                 68.9      41.3       1.04      1.20     1.15       13.8%     20.8%
---------------------------------------------------------------------------------------------------------

Distributors and VARs
---------------------

Tech Data (Jan.)                     18.7x     16.2x      0.16x     0.18x    0.17x      19.0%      5.4%
Ingram Micro (Dec.)                  48.2      27.3       0.09      0.10     0.10       15.0%      5.3%
Pomeroy Computer Resources (Dec.)      NA        NA       0.28        NA       NA         NA      13.7%
Compucom Systems (Dec.)              19.5      35.8       0.01      0.01     0.01       10.0%     12.3%
Merisel (Dec.)                         NA        NA         NM        NA       NA         NA       8.3%
---------------------------------------------------------------------------------------------------------
Median                               19.5x     27.3x      0.13x     0.10x    0.10x      15.0%      8.3%
Mean                                 28.8      26.5       0.14      0.10     0.09       14.7%      9.0%
---------------------------------------------------------------------------------------------------------

Source: I/B/E/S consensus estimates and individual analyst research. Hewlett-Packed and Compaq revenue and EPS estimates not pro-forma for announced merger.

Selected Negative Aggregate Value Companies
($MM, except per share amounts)

=====================================================================================================================
                                           Current Market                                        Net Cash    Price /
                                       ---------------------
                                          Stock           FD                                 In Excess of   Net Cash
                                          Price       Equity            Net Cash                FD Equity        Per
                                                                 -----------------------
Company Name                           11/16/01        Value     Per Share         Total            Value      Share
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Eros                                      $0.51       $ 76.2        $ 1.27        $192.6           $116.4       40.3%
---------------------------------------------------------------------------------------------------------------------

Predictive Systems                        $1.25       $ 46.4        $ 1.26        $ 46.7           $  0.3       99.3%
GoAmerica                                  0.83         44.8          0.98          52.8              8.0       84.8%
Cosine Communications                      1.34        138.7          1.73         179.6             40.9       77.2%
Talarian                                   2.04         40.3          2.66          52.5             12.2       76.7%
Corio                                      1.05         60.0          1.42          81.1             21.1       73.9%
Endwave                                    1.28         45.9          1.75          62.9             17.0       73.0%
Network Equipment Tech.                    2.74         60.6          3.93          87.0             26.4       69.7%
Resonate                                   2.03         57.5          3.03          85.7             28.2       67.1%
Tanning Technology                         1.90         40.9          2.88          62.1             21.1       65.9%
Keynote Sytems                             7.75        220.8         11.79         335.8            115.0       65.7%
Netro                                      3.80        204.0          6.19         332.6            128.5       61.4%
Tut Sytems                                 1.93         31.8          3.43          56.5             24.7       56.3%
Vyyo                                       1.30         49.2          2.33          88.0             38.8       55.9%
Liquid Audio                               2.32         52.9          4.26          97.1             44.2       54.5%
NetPerceptions                             1.49         40.7          2.79          76.1             35.4       53.5%
Triton Network Systems                     0.73         25.6          1.40          49.2             23.6       52.0%
Fairmarket                                 1.09         32.6          2.18          65.3             32.7       49.9%
Clarus                                     4.05         63.0          8.23         128.1             65.1       49.2%
Network Engines                            1.01         37.1          2.07          75.9             38.8       48.9%
Integrated Telecom Express                 1.40         59.8          2.88         123.2             63.4       48.6%
Loudeye Technologies                       0.60         24.6          1.26          51.5             26.9       47.8%
Vicinity                                   1.49         42.4          3.12          88.9             46.5       47.7%
Softnet Sytems                             1.50         37.8          3.15          79.3             41.5       47.6%
Viant                                      1.38         68.2          2.92         144.2             76.0       47.3%
Cysive                                     2.27         68.9          5.57         169.2            100.3       40.7%
Advanced Switching Communications          0.74         31.4          2.00          84.8             53.4       37.1%
OmniSky                                    0.22         16.0          0.83          60.5             44.5       26.4%
Via Net.Works                              0.99         60.2          3.82         232.1            171.9       25.9%
---------------------------------------------------------------------------------------------------------------------

Source: SEC filings and company press releases.

Eros Valuation Based on Comparable Company Multiples
($MM)

================================================================================================
                                          Eros                         Implied Equity Value/(1)/
                                                                       -------------------------
Metric                               Statistic      Multiple Range        Low     -     High
------------------------------------------------------------------------------------------------
Current Market Capitalization        $   76.2                          $   76.2   -   $   76.2

LTM Revenue                             480.2      0.10x   -   0.30x      240.6   -      336.6

CY2001E Revenue                         537.2      0.09    -   0.25       241.0   -      326.9

CY2002E Revenue                         665.8      0.08    -   0.20       245.9   -      325.8

CY2002E Earnings                          8.9       7.0    -   25.0        62.5   -      223.1

------------------------------------------------------------------------------------------------
Preliminary Reference Value Range                                      $   60.0   -   $  325.0
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

/(1)/ Includes $192.6MM of net cash

Tab B

Precedent Transactions Analysis

Precedent Hardware Transactions
($MM)

==============================================================================================================================
                                                                            FD          FD               Aggregate Value
                                                                                                   ---------------------------
                                                                        Equity   Aggregate           LTM       NTM        LTM
Date         Target                          Acquiror               Value/(1)/       Value          Revs      Revs       EBIT
------------------------------------------------------------------------------------------------------------------------------
  9/4/2001   Compaq                          Hewlett Packard        $ 26,042.3   $24,297.3          0.60x     0.58x      12.4x

  5/1/2001   Micron                          Gores Technology Group         NA          NA            NA        NA         NA

 7/12/1999   Sequent                         IBM                         806.5       665.6          0.84      0.73         NM

 1/26/1998   Digital                         Compaq                    9,377.6     7,358.0          0.56      0.53       28.2

 7/30/1997   Amdahl                          Fujitsu                   1,567.8     1,379.0            NA        NA         NA

 6/23/1997   Tandem                          Compaq                    2,801.5     2,747.9          1.44      1.28       22.3

 6/19/1997   Advanced Logic Research         Gateway                     205.7       147.5          0.68      0.62       10.0

 6/10/1997   NetFrame                        Micron                       14.0         7.6          0.11        NA         NM

 4/15/1997   AST Research (remaining 51%)    Samsung                     142.8       449.8          0.21      0.20         NM

 2/26/1996   Cray Cray Research              SGI                         763.2       598.5          0.89      0.70         NM

 9/21/1995   Convex Computer                 Hewlett Packard             129.4       172.5          1.23        NA         NM

  2/9/1995   AST Research (40.25%)           Samsung                     937.8     1,162.7          0.50      0.42         NM

10/18/1994   Zeos International              Micron                       44.5        29.5          0.10        NA         NA

 12/2/1990   NCR                             AT&T                      7,374.7     7,325.7          1.19      1.15       12.6

 4/12/1989   Apollo Computer                 Hewlett Packard             489.4       609.9          0.88      0.80         NM
                                                                                            ----------------------------------
                                                                                            Mean    0.71x     0.70x      17.1x
                                                                                            Median  0.68      0.66       12.6
                                                                                            ----------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Based on Equity Value at deal announcement.

Precedent Distributor / VAR Transactions
($MM)

====================================================================================================================
                                                                            FD          FD          Aggregate Value
                                                                                                   -----------------
                                                                        Equity   Aggregate           LTM       LTM
Date         Target                          Acquiror               Value/(1)/       Value          Revs      EBIT
--------------------------------------------------------------------------------------------------------------------
 10/09/98    Vanstar                         InaCom                 $    495.5   $ 1,146.8          0.41x      14.3x

 04/14/98    Viag (Computer 2000)            Tech Data                    85.5       385.5          0.08        5.9

 02/23/98    SIS Distribution                CHS Electronics              70.4        73.4          0.31       19.0

 09/19/97    Stonington                      Merisel                     233.4       301.1          0.07        6.1

 08/04/97    Santech Micro                   CHS Electronics             119.0       151.5          0.25         NM

 06/23/97    Karma International             CHS Electronics/(1)/        160.0       160.0          0.23         NA

 04/30/97    Intelligent Electronics         Ingram Micro                 78.0        78.0          0.06         NA

 04/14/97    Macrotron AG                    Tech Data                    35.0        66.6          0.09        5.7

 01/30/97    Merisel (Europe)                CHS Electronics              30.0       148.0          0.14         NA

 01/30/97    Frank & Walter                  CHS Electronics/(1)/         38.2        67.2          0.10        6.4
                                                                                ------------------------------------
                                                                                Mean                0.17x       9.6x
                                                                                Median              0.12        6.3
                                                                                ------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1)  Assumes aggregate value equal to equity value.

Eros Valuation Based on Precedent Transaction Multiples
($MM)

=================================================================================================
                                      Eros                             Implied Equity Value /(1)/
                                                                       --------------------------
Metric                           Statistic         Multiple Range         Low      -     High
-------------------------------------------------------------------------------------------------
LTM Revenue                        $ 480.2        0.10x  -   0.35x       $ 240.6   -   $ 360.7

CY2001E Revenue                      537.2        0.09   -   0.30          241.0   -     353.8

CY2002E Revenue                      665.8        0.08   -   0.25          245.9   -     359.0

-------------------------------------------------------------------------------------------------
Preliminary Reference Value Range                                        $ 240.0   -   $ 360.0
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

/(1)/ Includes $192.6MM of net cash.

Tab C

Discounted Cash Flow Analysis

Eros Financial Projections: Key Assumptions

     . Eros Management prepared two financial projection scenarios for the Company for the period from 2002-2006: the "Eros Management Case" and the "Eros Sensitivity Case." The projections are based on the following key assumptions:


--------------------------------------------------------------------------------

Revenue Growth             .    Eros Management Case - Rebound to 2000 levels
                                --------------------
                                in 2002 followed by 10% growth for 2003 and thereafter; growth in excess of 5% industry growth rate due primarily to increasing market share and launch of new channel and product initiatives

                           .    Eros Sensitivity Case - More modest rebound in
                                ---------------------
                                2003 followed by market growth rate of
                                approximately 5%

Gross  Margin              .    Eros Management Case - Continuing improvement
                                --------------------
                                due primarily to reducing returns through an increased focus on customer care; gross margins improve to 9.3% from approximately 6.7% forecasted for Q4 2001 and are held constant thereafter

                           .    Eros Sensitivity Case - More conservative
                                ---------------------
                                improvement in gross margins - 5% in 2002
                                improving to 9% in 2006

Operating  Margin          .    Current annual operating cost base of
                                approximately $60MM forecasted to slightly decline as a percentage of revenue through 2006, but include anticipated expenses accompanying infrastructure buildout to support new sales initiatives

Working Capital:           .    Based on Management's targeted A/R (days
                                receivable of 45 days), Inventory (annual turns of 26x), and Accounts Payable (Days payable of 45 days)

Capital Expenditures       .    Management estimates of $2MM in FY2002 and
                                $0.25MM growth each year thereafter

Depreciation &             .    Depreciation increases consistent with CapEx and
Amortization                    amortization consisting primarily of declining
                                deferred stock compensation expense

Taxes                      .    Based on an assumed normalized effective tax
                                rate of 40%. NOL balances, as provided by management, are utilized and included directly in the calculation of adjustments to equity value from aggregate value

--------------------------------------------------------------------------------

  Summary Financial Forecasts: Eros Management Case
  ($MM)



==============================================================================================================================
                                                                          Eros Financial Performance
                                                  ----------------------------------------------------------------------------
                                                                         Fiscal Year Ended December 31,
                                                  ----------------------------------------------------------------------------
                                                    2000A     2001E      2002E      2003E       2004E       2005E       2006E
------------------------------------------------------------------------------------------------------------------------------
Hardware Revenue                                  $ 672.6   $ 532.6    $ 661.8    $ 728.0     $ 800.8     $ 880.8     $ 968.9
   % Growth                                             -     -20.8%      24.3%      10.0%       10.0%       10.0%       10.0%
   % of Total                                        98.3%     99.1%      99.4%      99.5%       99.5%       99.5%       99.6%
Internet Revenue                                     11.5       4.7        4.0        4.0         4.0         4.0         4.0
   % Growth                                             -     -59.4%     -14.2%       0.0%        0.0%        0.0%        0.0%
   % of Total                                         1.7%      0.9%       0.6%       0.5%        0.5%        0.5%        0.4%
------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                       684.1     537.2      665.8      732.0       804.8       884.8       972.9
   % Growth                                             -     -21.5%      23.9%       9.9%        9.9%       10.0%       10.0%
------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                        (21.1)     (3.5)      61.9       68.1        74.8        82.3        90.5
   % Margin                                          -3.1%     -0.6%       9.3%       9.3%        9.3%        9.3%        9.3%
Operating Expenses                                   72.7      52.0       60.2       64.1        68.3        72.9        77.8
   % Margin                                          10.6%      9.7%       9.0%       8.8%        8.5%        8.2%        8.0%
Operating Income                                    (93.8)    (55.4)       1.7        4.0         6.5         9.4        12.7
   % Margin                                         -13.7%    -10.3%       0.3%       0.5%        0.8%        1.1%        1.3%
Taxes on Operating Income /(1)/                                            0.7        1.6         2.6         3.8         5.1
   Tax Rate                                                               40.0%      40.0%       40.0%       40.0%       40.0%
Unlevered Net Income                                                       1.0        2.4         3.9         5.6         7.6
   % Margin                                                                0.2%       0.3%        0.5%        0.6%        0.8%
------------------------------------------------------------------------------------------------------------------------------

/(1)/ Assumes net income taxed at 40% effective rate.


==============================================================================================================================
                                                                 Calculation of Unlevered Free Cash Flows
                                                  ----------------------------------------------------------------------------
                                                                      Fiscal Year Ended December 31,
                                                  ----------------------------------------------------------------------------
                                                                         2002E      2003E       2004E       2005E       2006E
------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                       $   1.7    $   4.0     $   6.5     $   9.4     $  12.7
Less: Taxes on Operating Income /(1)/                                     (0.7)      (1.6)       (2.6)       (3.8)       (5.1)
Less: Capital Expenditures                                                (2.0)      (2.3)       (2.5)       (2.8)       (3.0)
Plus: Depreciation and Amortization                                        1.3        1.8         2.3         2.5         2.8
Less: Increase (Decrease) in Working Capital                             (10.5)      (3.1)       (3.4)       (3.7)       (4.1)
                                                                       -------    -------     -------     -------     -------
   Unlevered Free Cash Flows                                             (10.2)      (1.2)        0.3         1.7         3.3
------------------------------------------------------------------------------------------------------------------------------

/(1)/ Assumes net income taxed at 40% effective rate.

Discounted Cash Flow Value Matrix: Eros
Management Case
($MM)


Terminal Value Based on Exit Year Revenue

============================================================================================================================
                          Present Value           Terminal Value Based on
                          of Cash Flows           FY06 Revenue Multiple                          Equity Value/(1)/
                                            ---------------------------------------   --------------------------------------
Discount Rate             FY02 - FY05           0.10x          0.20x       0.30x           Low       Middle           High
----------------------------------------------------------------------------------------------------------------------------
    15%                      ($8.4)            $54.7         $109.4       $164.0         $230.2       $284.9        $339.6

    20%                       (8.1)             45.9           91.8        137.6          221.7        267.6         313.5

    25%                       (7.8)             38.8           77.5        116.3          214.9        253.7         292.5
----------------------------------------------------------------------------------------------------------------------------

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $14.9MM and Management's conservative estimate of litigation settlement of $23.5MM.


Terminal Value Based on Exit Year Unlevered Earnings

============================================================================================================================
                        Present Value                Terminal Value Based on
                        of Cash Flows           FY06 Unlevered Net Income Multiple                 Equity Value/(1)/
                                               -------------------------------------    ------------------------------------
Discount Rate            FY02 - FY05              15.0x        20.0x          25.0x       Low      Middle           High
----------------------------------------------------------------------------------------------------------------------------
    15%                   ($8.4)                 $64.3        $85.8         $107.2       $239.9     $261.3          $282.8

    20%                    (8.1)                  54.0         72.0           90.0        229.9      247.8           265.8

    25%                    (7.8)                  45.6         60.8           76.0        221.8      237.0           252.2

----------------------------------------------------------------------------------------------------------------------------

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $14.9MM and Management's conservative estimate of litigation settlement of $23.5MM.

Summary Financial Forecasts: Eros Sensitivity Case
($MM)

==========================================================================================================================
                                                                     Eros Financial Performance
                                             -----------------------------------------------------------------------------
                                                                   Fiscal Year Ended December 31,
                                             -----------------------------------------------------------------------------
                                             2000A      2001E      2002E        2003E       2004E       2005E      2006E
--------------------------------------------------------------------------------------------------------------------------
Hardware Revenue                             $672.6     $532.6     $612.5       $643.1      $675.2      $709.0     $744.5
   % Growth                                       -      -20.8%      15.0%         5.0%        5.0%        5.0%       5.0%
   % of Total                                  98.3%      99.1%      99.4%        99.4%       99.4%       99.4%      99.5%

Internet Revenue                               11.5        4.7        4.0          4.0         4.0         4.0        4.0
   % Growth                                       -      -59.4%     -14.2%         0.0%        0.0%        0.0%       0.0%
   % of Total                                   1.7%       0.9%       0.6%         0.6%        0.6%        0.6%       0.5%

--------------------------------------------------------------------------------------------------------------------------
Total Revenue                                 684.1      537.2      616.5        647.1       679.2       713.0      748.5
   % Growth                                       -      -21.5%      14.7%         5.0%        5.0%        5.0%       5.0%
--------------------------------------------------------------------------------------------------------------------------

Gross Profit                                  (21.1)      (3.5)      30.8         38.8        47.5        57.0       67.4
   % Margin                                    -3.1%      -0.6%       5.0%         6.0%        7.0%        8.0%       9.0%

Operating Expenses                             72.7       52.0       55.7         56.7        57.7        58.7       59.8
   % Margin                                    10.6%       9.7%       9.0%         8.8%        8.5%        8.2%       8.0%

Operating Income                              (93.8)     (55.4)     (24.9)       (17.9)      (10.1)       (1.7)       7.5
   % Margin                                   -13.7%     -10.3%      -4.0%        -2.8%       -1.5%       -0.2%       1.0%

Taxes on Operating Income/(1)/                                        0.0          0.0         0.0         0.0        3.0
   Tax Rate                                                          40.0%        40.0%       40.0%       40.0%      40.0%

Unlevered Net Income                                                (24.9)       (17.9)      (10.1)       (1.7)       4.5
   % Margin                                                          -4.0%        -2.8%       -1.5%       -0.2%       0.6%
--------------------------------------------------------------------------------------------------------------------------

(1) Assumes net income taxed at 40% effective rate.

==========================================================================================================================
                                                              Calculation of Unlevered Free Cash Flows
                                             -----------------------------------------------------------------------------
                                                                   Fiscal Year Ended December 31,
                                             -----------------------------------------------------------------------------
                                                                   2002E        2003E       2004E        2005E     2006E
--------------------------------------------------------------------------------------------------------------------------
Operating Income                                                   ($24.9)      ($17.9)     ($10.1)      ($1.7)    $  7.5

Less: Taxes on Operating Income/(1)/                                  0.0          0.0         0.0         0.0       (3.0)
Less: Capital Expenditures                                           (2.0)        (2.3)       (2.5)       (2.8)      (3.0)
Plus: Depreciation and Amortization                                   1.3          1.8         2.3         2.5        2.8
Less: Increase (Decrease) in Working Capital                         (6.0)        (1.9)       (2.0)       (2.1)      (2.2)
                                                                   ------       ------      ------       -----     ------
   Unlevered Free Cash Flows                                        (31.6)       (20.2)      (12.4)       (4.0)       2.0
--------------------------------------------------------------------------------------------------------------------------

(1) Assumes net income taxed at 40% effective rate.

Discounted Cash Flow Value Matrix: Eros Sensitivity Case
($MM)

        Terminal Value Based on Exit Year Revenue
===================================================================================================
                      Present Value      Terminal Value Based on
                      of Cash Flows       FY06 Revenue Multiple              Equity Value/(1)/
                                       ---------------------------     ----------------------------
Discount Rate          FY02 - FY05     0.05x      0.10x      0.15x       Low      Middle      High
---------------------------------------------------------------------------------------------------
15%                         ($52.3)    $21.0      $42.1      $63.1     $139.9     $160.9     $181.9

20%                          (48.3)     17.6       35.3       52.9      140.4      158.0      175.7

25%                          (44.9)     14.9       29.8       44.7      141.1      156.0      170.9
---------------------------------------------------------------------------------------------------

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $2.0MM and Management's conservative estimate of litigation settlement of $23.5MM.

        Terminal Value Based on Exit Year Unlevered Earnings
===================================================================================================
                      Present Value      Terminal Value Based on
                      of Cash Flows       FY06 Revenue Multiple              Equity Value/(1)/
                                       ---------------------------     ----------------------------
Discount Rate          FY02 - FY05     7.5x       10.0x      12.5x       Low      Middle      High
---------------------------------------------------------------------------------------------------
15%                         ($52.3)   $19.1       $25.4      $31.8     $137.9     $144.3     $150.6

20%                          (48.3)    16.0        21.3       26.7      138.8      144.1      149.4

25%                          (44.9)    13.5        18.0       22.5      139.7      144.2      148.7
---------------------------------------------------------------------------------------------------

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $2.0MM and Management's conservative estimate of litigation settlement of $23.5MM.

Tab D

Premiums Paid Analysis

Premiums Paid Analysis

                   Premium Paid to 1-Day Prior to Announcement

                             Average Premium = 30.1%

                               [Graphic Omitted]

Note: Represents average premium paid to price one-day prior to announcement in 643 cash and stock transactions greater than $10 million since January 1, 2001.

Eros Valuation Based on Precedent Premiums Paid
($MM)

===============================================================================
                                             Implied Equity Value Based on
                                                   Eros Stock Price of
                                          -------------------------------------
Premium                                   Current/(1)/          Unaffected/(2)/
-------------------------------------------------------------------------------
0%                                           $ 76.2                $ 63.9
30%                                            99.8                  83.7
60%                                           123.4                 103.6
90%                                           146.9                 123.5
120%                                          170.5                 143.4
150%                                          194.1                 163.3
--------------------------------------------------------------------------------

(1) Based on current market price of $0.51 as of November 16, 2001.
(2) Based on November 9, 2001 stock price of $0.43, the day prior to Europa 13D filing stating the intention to acquire Eros for $0.78 per share.

Tab E
Liquidation Analysis

Liquidation Analysis: Underlying Assumptions

 .   Analysis assumes a dissolution of the business, under the protection of a
    Chapter 11 bankruptcy process, and is based on the Eros balance sheet as of October 31

 .   Based on guidance from Eros Management, key assumptions include:

    Sale of Assets:
    --------------
    .   Cash: Includes $2.2MM of funds held in escrow for certain compensation
        ----
        arrangements accounted for below in "Employee Severance"
    .   Accounts Receivable: Assumed to be sole recourse for retailers
        -------------------
        attempting to return non-defective units upon announcement of the liquidation
    .   Inventory on Hand: 42,000 CPUs and 34,000 monitors on-hand sold "as is"
        -----------------
        at a 40% discount
    .   PP&E: Sale of property, plant and equipment at a 50% discount to book
        ----
        value
    .   Other Assets and Prepaids: $2.1MM of various prepaids, investments and
        -------------------------
        receivables are realizable from the total of $6.3MM

    Settlement of Liabilities:
    -------------------------
    . All liabilities are assumed to be discharged in full except for certain reversible accruals/deferrals

    Shutdown Costs:
    --------------
    .   Employee Severance: Per WARN Act, all employees without contracts
        ------------------
        receive at least 60 days of severance. In addition to total cash consideration paid to employees, Inouye and Firestone receive immediate vesting of options
    .   Pending Litigation Settlement: "High Case" represents the estimated cost
        -----------------------------
        of litigating claims, and the "Low Case" is Management's conservative estimate of litigation settlement costs
    .   Close-Out Personnel Costs: Assumes 36 employees required to run the
        -------------------------
        business through closing (3 months after announcement with 1 employee retained for 3 years to administer liquidation)
    .   Leases: "High Case" assumes sub-leases at 50% of the value of remaining
        ------
        lease obligations while "Low Case" assumes paym of 100% of the remaining obligations
    .   Warranty Exposure: "High Case" assumes, pursuant to ODM Agreement, all
        -----------------
        defective units passed through to TriGem without charge to Eros. "Low Case" assumes reserve taken for estimated defective units under warranty based on recent trends
    .   In-Transit Inventory: 72,000 CPUs and 40,000 monitors in transit as of
        --------------------
        October 31 are returned to TriGem NDF ("High Case") or sold "as is" at a 40% discount ("Low Case")
    .   Advisory Fees and Expenses: Expenses include financial, legal, trustee
        --------------------------
        and court fees

Liquidation Analysis
($MM, except per share amounts)

=========================================================================================================================
                                          Book Value as of      Liquidation Assumptions        Estimated Value/(1)(2)/
                                                              ---------------------------   -----------------------------
                                             10/31/01/(1)/    Low Case         High Case    Low Case            High Case
-------------------------------------------------------------------------------------------------------------------------
Cash                                             $   190.7     100.0%     -      100.0%     $  190.7      -     $   190.7
Restricted Cash                                        2.2     100.0%     -      100.0%          2.2      -           2.2
                                                 ---------     -----             -----      --------            ---------
     Total                                       $   192.9     100.0%     -      100.0%     $  192.9            $   192.9

Sale of Assets
--------------

Accounts Receivable, Net                         $    77.3      60.0%     -       75.0%     $   46.4      -     $    58.0
Inventory On-Hand                                     14.4      60.0%     -       60.0%          8.6      -           8.6
Prepaid & Other Current Assets                         1.8      45.0%     -       45.0%          0.8      -           0.8
Property & Equipment, Net                              2.7      50.0%     -       50.0%          1.4      -           1.4
Other Assets                                           4.5      29.5%     -       29.5%          1.3      -           1.3
                                                 ---------     -----             -----      --------            ---------
     Total                                       $   100.7      58.1%     -       69.6%         58.5                 70.1

Repayment of Liabilities
------------------------

Accounts Payable                                    ($64.0)    100.0%     -      100.0%       ($64.0)     -        ($64.0)
Accrued Rebates                                      (10.3)    100.0%     -      100.0%        (10.3)     -         (10.3)
Accrued Expenses and Other Current                   (43.5)     92.0%     -       92.0%        (40.0)     -         (40.0)
Liabilities
Non-Current Liabilities                               (0.6)    100.0%     -      100.0%         (0.6)     -          (0.6)
Subordinated Notes Payable to Stockholders            (0.3)    100.0%     -      100.0%         (0.3)     -          (0.3)
                                                 ---------     -----             -----      --------            ---------
     Total                                         ($118.7)     97.1%     -       97.1%       (115.2)              (115.2)


Shutdown Costs
--------------

Employee Severance                                                                             ($3.1)     -         ($3.1)
Pending Litigation Settlement                                                                  (23.5)     -          (2.5)
Close-Out Personnel Costs                                                                       (1.0)     -          (1.0)
Leases                                                                                          (4.0)     -          (2.0)
Warranty Exposure                                                                               (5.7)     -           0.0
In-Transit Inventory                                                                           (14.6)     -         (10.9)
Advisor Fees and Expenses                                                                       (5.0)     -          (5.0)
                                                                                            --------            ---------
     Total                                                                                     (56.8)               (24.5)

-------------------------------------------------------------------------------------------------------------------------
Pre-Tax Net Proceeds to Shareholders                                                        $   79.3      -     $   123.3
     Plus: Cash Proceeds from Option Exercises                                                   2.4      -           2.4
                                                                                            --------            ---------
Total Pre-Tax Net Proceeds                                                                  $   81.7            $   125.7
     Per Share Proceeds/(3)/                                                                $   0.53            $    0.82
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Note: All figues based on data provided by Eros Management.
(1) Based on Management balance sheet as of October 31, 2001.
(2) All values are at time of receipt of net proceeds (i.e., a future value).
(3) Based upon Eros primary shares of 145.5MM and `in the money' options at the respective `total pre-tax proceeds to shareholders' levels.

Tab F

Cash Distribution Alternative

Cash Distribution Alternative: Key Assumptions

 . Based on guidance from Eros Management, Credit Suisse First Boston has estimated the amount of cash available for distribution to shareholders. The following are the key drivers of this analysis:
   .  Available cash on hand as of October 31, 2001
   .  Estimated legal exposure to outstanding litigation
   .  Working capital requirement
   .  Ongoing lease commitments and capital expenditure requirements

 . Additionally, the value of Eros' equity pro forma for this cash distribution has been estimated on the basis of:

   .  60 day high and low
   .  Comparable revenue multiples

Analysis of Cash Distribution Alternative

($MM, except per share amounts)

--------------------------------------------------------------------------------
           Estimate of Cash Available for Distribution to Shareholders
--------------------------------------------------------------------------------
                                                           Low      -      High
--------------------------------------------------------------------------------
Cash (1)                                                 $192.9     -    $192.9
Less: Required Working Capital/(2)/                       (75.0)    -     (50.0)
Less: Estimated Legal Exposure/(2)/                       (23.5)    -      (2.5)
Less: Lease Commitment                                     (4.0)    -      (4.0)
Less: Capital Expenditures/(2)/                            (2.0)    -      (1.0)
                                                         ------          ------
--------------------------------------------------------------------------------
 Net Available Cash                                      $ 88.4     -    $135.4
  Net Available Cash Per Share/(3)/                      $ 0.59     -    $ 0.89
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based on Eros 10-Q for the quarter ended September 29, 2001.
(2) Based on Eros Management estimates.
(3) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.

-----------------------------------------------------------------------------------------
                         "Package" Value to Eros Shareholders
----------------------------------------------------------------------------------------
                                          Illustrative Value of Remaining Equity Stake
                                        ------------------------------------------------
                                                                          CY01 Revenue
         Assumed                            Last 60 Days/(1)/           Multiple of/(2)/
                                        --------------------------    ------------------
            Cash                                 Low          High                  0.10x
                                        --------------------------    ------------------
    Distribution             Per Share        $ 0.16        $ 0.58                $ 0.36
       Per Share     Equity Value/(3)/        $ 23.3        $ 86.2                $ 53.7
----------------------------------------------------------------------------------------
           $0.59                              $ 0.74        $ 1.15                $ 0.94
                                              $111.7        $174.6                $142.1

           $0.74                              $ 0.89        $ 1.30                  1.09
                                               135.2         198.1                 165.6

           $0.89                              $ 1.05        $ 1.45                  1.24
                                               158.7         221.6                 189.1
----------------------------------------------------------------------------------------

(1) As of November 16, 2001.
(2) Based on Management CY2001E revenue estimate of $537.2MM and assumes the remaining cash is required for working capital.
(3) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.

             ($MM, except per share amounts)

===============================================================================================================
                         Required Post-Cash Distribution Equity Value for Shareholder Indifference
---------------------------------------------------------------------------------------------------------------
                                                               Illustrative Per Share Values
                                                   ------------------------------------------------------------
Purchase Price Per Share                                  $1.01                      $1.06

Cash Distribution                                    $0.59  -  $0.89            $0.59  -  $0.89
                                                     -----     -----            -----     -----

Required Per Share Value for Indifference            $0.42  -  $0.11            $0.47  -  $0.17

Required Equity Value/1)/                            $61.8  -  $16.2            $70.1  -  $24.1

Percentage of Pro Forma Cash/(2)/                     59.1% -   28.2%            67.1% -   42.0%
---------------------------------------------------------------------------------------------------------------

(1) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.
(2) Based on pro forma cash balance of $104.5MM and $57.5MM, respectively.

Working Capital Analysis
($MM)


===================================================================================================================================
                                                                                  Working Capital Analysis
                                             --------------------------------------------------------------------------------------
                                             Jan-01A  Feb-01A  Mar-01A  Apr-01A  May-01A  Jun-01A Jul-01A   Aug-01A  Sep-01A Oct-01A
------------------------------------------------------------------------------------------------------------------------------------
Cash                                          $ 93.0  $138.4   $155.5   $173.0   $157.1  $153.0   $170.3   $180.1  $191.3   $192.9

Current Assets
Accounts Receivable                             89.6    59.9     56.4     67.2     53.4    45.4     44.9     52.0    28.1     77.3
Inventory                                      155.6   122.8     95.9     47.6     46.6    37.6     19.6     15.4    29.3     14.4
Pre-Paid & Other Current Assets                  1.2     0.6      5.8      4.5      4.0     5.2      2.6      2.4     2.3      1.8
                                                 ---     ---      ---      ---      ---     ---      ---      ---     ---      ---
Total Current Assets Excl. Cash               $246.5  $183.4   $158.2   $119.3   $104.0  $ 88.1   $ 67.1   $ 69.8  $ 59.7   $ 93.5

Current Liabilities
Accounts Payable-Trade                        $ 28.6  $ 19.2   $ 43.7   $ 40.1   $ 28.9  $ 17.3   $ 18.9   $ 32.1  $ 27.1   $ 62.6
Accounts Payable-Non-Trade                       1.3     1.4      1.4      2.4      0.7    (0.2)     0.2     (0.0)    0.1      1.4
Accrued Rebates                                 31.0    26.1     16.3     16.4     16.5    11.3     10.1     10.7    10.1     10.3
Accrued Expenses & Other Current Liabilities    62.4    57.6     59.2     56.4     42.3    37.7     36.5     37.0    46.4     43.5
                                                ----    ----     ----     ----     ----    ----     ----     ----    ----     ----
Total Current Liabilities                     $123.4  $104.2   $120.5   $115.3   $ 88.3  $ 66.2   $ 65.8   $ 79.8  $ 83.7   $117.8

-----------------------------------------------------------------------------------------------------------------------------------
   Working Capital (Excl. Cash)/(1)/          $123.1  $ 79.2   $ 37.7   $  4.0   $ 15.7  $ 22.0   $  1.4   ($10.0) ($24.1)  ($24.3)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Source: Eros Management balance sheet as of October 31, 2001.
(1) Excludes the additional working capital of approximately $30MM required by the Company's comtemplated line-of-credit facility.

Appendix

Tab A

Indicative Weighted Average Cost of Capital
Analysis

Indicative WACC Analysis


--------------------------------------------------------------------------------

                                                       Equity Beta               Capitalization/(2)/
                                            ---------------------------------  ----------------------
Company                                       Historical/(1)/ Predicted/(1)/     Debt        Equity
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Eros (Dec.)                                          1.85         1.43            0.4%        99.6%
-----------------------------------------------------------------------------------------------------

PC Hardware
-----------
IBM (Dec.)                                           1.24         1.14           12.2%        87.8%
Dell Computer (Jan.)                                 2.12         1.49            0.7%        99.3%
Hewlett-Packard (Oct.)                               1.79         1.20           11.6%        88.4%
Compaq Computer (Dec.)                               1.87         1.36           10.3%        89.7%
Apple Computer (Sep.)                                1.59         1.29            4.5%        95.5%
Gateway (Dec.)                                       1.80         1.45            0.0%       100.0%
PeoplePC (Dec.)                                      0.86         1.54            0.0%       100.0%
-----------------------------------------------------------------------------------------------------
Median                                                                            4.5%        95.5%
Mean                                                                              5.6%        94.4%
-----------------------------------------------------------------------------------------------------

Distributors and VARs
---------------------
Tech Data (Jan.)                                     1.59         1.15           29.6%        70.4%
Ingram Micro (Dec.)                                  0.71         0.91           15.6%        84.4%
Pomeroy Computer Resources (Dec.)                    0.69         0.72           34.1%        65.9%
Compucom Systems (Dec.)                              0.68         0.86            0.0%       100.0%
Merisel (Dec.)                                       1.10         0.86            0.0%       100.0%
-----------------------------------------------------------------------------------------------------
Median                                                                           15.6%        84.4%
Mean                                                                             15.9%        84.1%
-----------------------------------------------------------------------------------------------------

                                                                 Weighted Average Cost of Capital
                                                                     Assuming Varying Levels
                                                 Unlevered          of Debt/Total Cap (3,4)
                                      Asset       Cost of      --------------------------------------
Company                             Beta/(4)/     Equity/(3)/     0.0%     10.0%       20.0%
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Eros (Dec.)                            1.43       14.8%          14.8%     14.2%       13.7%
-----------------------------------------------------------------------------------------------------

PC Hardware
-----------
IBM (Dec.)                             1.05       12.0%          12.0%     11.6%       11.1%
Dell Computer (Jan.)                   1.49       15.2%          15.2%     14.6%       14.1%
Hewlett-Packard (Oct.)                 1.10       12.4%          12.4%     11.9%       11.5%
Compaq Computer (Dec.)                 1.27       13.6%          13.6%     13.1%       12.6%
Apple Computer (Sep.)                  1.25       13.5%          13.5%     13.0%       12.5%
Gateway (Dec.)                         1.45       15.0%          15.0%     14.4%       13.8%
PeoplePC (Dec.)                        1.54       15.6%          15.6%     15.0%       14.4%
-----------------------------------------------------------------------------------------------------
Median                                                           13.6%     13.1%       12.6%
Mean                                                             13.9%     13.4%       12.9%
-----------------------------------------------------------------------------------------------------

Distributors and VARs
---------------------
Tech Data (Jan.)                       0.91       11.0%          11.0%     10.6%       10.2%
Ingram Micro (Dec.)                    0.82       10.3%          10.3%      9.9%        9.5%
Pomeroy Computer Resources (Dec.)      0.54        8.3%           8.3%      7.9%        7.6%
Compucom Systems (Dec.)                0.86       10.6%          10.6%     10.2%        9.8%
Merisel (Dec.)                         0.86       10.6%          10.6%     10.2%        9.8%
-----------------------------------------------------------------------------------------------------
Median                                                           10.6%     10.2%        9.8%
Mean                                                             10.1%      9.8%        9.4%
-----------------------------------------------------------------------------------------------------


(1)  Based on BARRA research dated November 16, 2001.
(2) Based on most recently available public information for each company assuming market value for equity and that book value of debt approximates market value.
(3) Based on five-year U.S. Treasury of 4.23% as of November 16, 2001, and equity market risk premium of 7.40%. (Source: Bloomberg)
(4) Based on an estimated pre-tax cost of debt of 6.00%, 6.25%, 6.50% for companies with a debt/capitalization of 0.0%, 10.0%, 20.0%, respectively; asssumes a tax rate of 38.0%.